UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 17, 2013

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 17, 2013, management of Quanex Building Products Corporation (the “Company”) recommended and the Board of Directors approved ceasing all activities associated with the implementation (the “Implementation”) of a Company-wide enterprise resource planning system. This decision was based on a number of elements, with the primary element being the fact that multiple organic growth opportunities have been identified and are available to the Company today that were not available when the Implementation began in 2010. These new growth opportunities will require capital investment but offer significantly higher returns on invested capital than a continued investment in the ERP System. Some of these growth opportunities could be implemented beginning in 2014.

In connection with ceasing the Implementation, the near-term objective will be to transition all of the locations currently on the new system to legacy systems as expeditiously as possible, expected to be completed in three to six months. Over the long term, the strategy will be to have one consistent system across the plants within each business unit. These systems may vary from business unit to business unit. The Company’s payroll/HR system is expected to continue on the newly implemented system. As of July 31, 2013 there was $21.3 million of fixed assets on the balance sheet attributable to the Implementation. Of that amount, $2.6 million relates to the Company’s payroll/HR system and will be depreciated over the next 6 quarters. The remaining $18.7 million will be depreciated on an accelerated basis between today and when the locations are transitioned off of the new system in three to six months. The Company estimates incurring minimal costs associated with one-time termination benefits, contract termination costs or other costs.

Statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements. The Company cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent the Company’s judgment as of the date of this Form 8-K. Investors are urged to carefully review and consider the various disclosures made by the Company in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at http://www.sec.gov or on the Company’s website at http://www.quanex.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

August 19, 2013	/S/ BRENT L. KORB
(Date)	Brent L. Korb
Senior Vice President – Finance and Chief Financial Officer